Exhibit 99.2

FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION ANNOUNCES EXCLUSIVE DISTRIBUTION

AGREEMENT BETWEEN EYELOCK LLC AND GALVANEYES PARTNERS LLC

ORLANDO, FL. – May 3, 2021 — VOXX International Corporation (NASDAQ: VOXX) (the “Company” or “VOXX”), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced that EyeLock LLC (“EyeLock”), the Company’s majority-owned subsidiary has entered into a four (4) year exclusive distribution agreement (the “Agreement”) with GalvanEyes LLC (“GalvanEyes”), a Florida LLC managed by VOXX’s largest shareholder, Beat Kahli.

As announced on November 2, 2020, the Company had entered into a Standstill Agreement with Avalon Park International and Kähli Holding AG, the Swiss holding company founded by Beat Kahli, who is also President and CEO of Avalon Park Group. That agreement was based on Mr. Kahli and related affiliates submitting an Indication of Interest to potentially acquire a stake in EyeLock, whereby VOXX would retain significant ownership, preserving a future upside for its shareholders.

The parties have entered into an Agreement whereby GalvanEyes LLC will become the exclusive distributor of EyeLock products in the EU, Switzerland, Puerto Rico, Malaysia, and Singapore, with the exception of any existing customer relationships. EyeLock has also granted GalvanEyes exclusive distribution rights in the United States for the residential real estate market and specific U.S. Government agencies, and non-exclusive distribution rights in all other territories and verticals with the Company’s consent. In consideration of the exclusivity being granted, GalvanEyes has agreed to pay EyeLock $10.0 million with an annual fee of up to $5.0 million, with payments made on a quarterly basis. Any gross profit generated by GalvanEyes on the sale of EyeLock products by GalvanEyes will be deducted from the annual fee.

Within this Agreement, a put/call arrangement has been established, whereby GalvanEyes has the right to put the exclusivity back to EyeLock after the initial two (2) year period, for a 20.0% interest in EyeLock. In turn, EyeLock has the ability to call the exclusivity at any time during this Agreement, which would result in a 20.0% equity interest given to GalvanEyes. Should there be an initial public offering of EyeLock, or capital event resulting in a material change of control of EyeLock prior to the expiration of the two (2) year period, the put/call options can be exercised by the parties.

Pat Lavelle, President and CEO of VOXX International Corporation stated, “From the onset of our process, we had been looking to bring on a strategic partner to help move EyeLock technology into untapped markets quicker. With Beat Kahli and the team assembled, we have achieved that goal, while maintaining the upside we believe EyeLock possesses for our shareholders. This strategic alliance will also substantially reduce VOXX’s cash burn and EyeLock’s EBITDA loss.”

Lavelle continued, “Acceptance and use of biometrics are intensifying on a global basis and across many industries; and iris authentication is by far the most secure. We have been working closely with several companies over the past few years and believe we are on the cusp of more widespread adoption. With GalvanEyes as our strategic partner, we expect to see new opportunities emerge, especially given their vast customer network and knowledge of our solutions, after rigorous due diligence. This has been a great working relationship to date, and we look forward to continuing to build value for EyeLock’s customers, and all VOXX shareholders.”

VOXX International Corporation Announces Exclusive Distribution Agreement…

Mr. Kahli added, “We have been impressed with EyeLock since we began investing in VOXX and believe this is an asset not yet reflected in the Company’s valuation. We look forward to working with the team to leverage our relationships and know-how to expand EyeLock’s reach, bring in new customers and partners, and ultimately, maximize value for VOXX shareholders.”

The transaction is subject to certain closing conditions, including formal approval by the VOXX Board of Directors and approval by stockholders at the Company’s Annual Meeting of Stockholders currently scheduled for July 29, 2021.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the Securities and Exchange Commission (“SEC”) and intends to mail to its stockholders a proxy statement regarding the proposed approval of the transaction at the Annual Meeting of Stockholders. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION.  Stockholders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov and the Company’s website at https://investors.voxxintl.com/financial-information/sec-filingsor by contacting the investor relations department of the Company at gwiener@GWCCo.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be “participants” in the solicitation of proxies in respect of the proposed transaction and related matters. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Form 10-K for the year ended February 29, 2020, which was filed with the SEC. Additional information regarding the directors and executive officers of the Company will be available in the proxy statement when it becomes available.

No Solicitation

This communication is not intended to and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

VOXX International Corporation Announces Exclusive Distribution Agreement…

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the: risk factors described in the Company's annual report on Form 10-K for the fiscal year ended February 29, 2020 and other filings made by the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the impact of the COVID-19 outbreak on the Company's results of operations, the Company's ability to realize the anticipated results of its business realignment; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company assumes no obligation and does not intend to update these forward-looking statements.

Investor Relations Contact:

Glenn Wiener

GW Communications (for VOXX)

Email: gwiener@GWCco.com